UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 7, 2006
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-29129 (Commission File No.)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this Current Report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation, and its subsidiaries.
Item 1.01 Entry into a Material Definitive Agreement.
     On April 7, 2006, the Asset Purchase Agreement by and among us and Hello Metro, Superfly Advertising, Inc., Treefrog Commerce, Inc. and Clark Scott was amended to extend the date after which we or the sellers may terminate the agreement if the closing has not occurred by such date to April 28, 2006. We also agreed to pay the sellers a marketing reimbursement of $65,000 and an extension fee of $75,000. Neither of these fees will be deducted from the purchase price of the assets under the Asset Purchase Agreement. All other terms of the Asset Purchase Agreement remain unchanged.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: April 27, 2006	By:	/s/ Robert K. Bench
Robert K. Bench
Chief Financial Officer